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                                                                      Exhibit 23



                       [DELOITTE & TOUCHE LLP LETTERHEAD]



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Cincinnati Financial Corporation on Form S-8 of our reports dated February 4, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of Cincinnati Financial Corporation for the year ended December 31, 1997 and to the reference to us as experts in this Registration Statement.



/s/ DELOITTE & TOUCHE LLP
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Deloitte & Touche LLP


Cincinnati, Ohio
April 10, 1998